UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of First United Corporation (the “Corporation”) held on May 9, 2013, the shareholders voted on: (i) the election of six director nominees (Proposal 1); (ii) the ratification of the appointment of ParenteBeard, LLC as the Corporation’s independent registered public accounting firm for fiscal year 2013 (Proposal 2); and (iii) the adoption of a non-binding advisory resolution approving the Corporation’s executive compensation program and policies (Proposal 3). These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

Proposal 1 – to elect five individuals to serve as Class III Directors until the 2016 Annual Meeting of Shareholders and one individual to serve as a Class I Director until the 2015 Annual Meeting of Shareholders:

	Class III Directors
	For	Withheld	Abstain	Broker Non-Votes
M. Kathryn Burkey	2,519,182	221,015	-	1,228,215
I. Robert Rudy	2,484,984	255,213	-	1,228,215
Richard G. Stanton	2,010,067	730,130	-	1,228,215
Robert G. Stuck	2,498,951	241,246	-	1,228,215
H. Andrew Walls III	2,516,691	223,506	-	1,228,215

	Class I Director
	For	Withheld	Abstain	Broker Non-Votes
Carissa L. Rodeheaver	2,387,649	352,548	-	1,228,215

Proposal 2 – to ratify the appointment of ParenteBeard, LLC as the Corporation’s independent registered public accounting firm for fiscal year 2013:

For	Against	Abstain	Broker Non-Votes
3,772,362	165,080	30,970	-

Proposal 3 – to adopt a non-binding advisory resolution approving the Corporation’s executive compensation program and policies:

For	Against	Abstain	Broker Non-Votes
2,255,371	396,038	88,788	1,228,215

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: May 10, 2013	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver President and Chief Financial Officer